UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2016

LOTON, CORP

(Exact name of registrant as specified in its charter)

Nevada	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 28, 2016, Loton, Corp (the “Company”) filed a Current Report on Form 8-K (the “Original Current Report”) with the Securities and Exchange Commission (the “SEC”) to report that on September 22, 2016 the Company entered into a Settlement Agreement (the “Settlement Agreement”) with Oliver Bengough, Obar Camden Holdings Limited (“OCHL”), Obar Camden Limited (“OCL”), KoKo (Camden) Limited (“KoKo UK”) (an indirect investment subsidiary of the Company), Robert S. Ellin, the Company’s Executive Chairman and President and director of KoKo UK (OCHL, OCL, KoKo UK and Mr. Ellin are collectively referred to herein as the “Respondents”), and Global Loan Agency Services Limited, as escrow agent (the “Escrow Agent”), relating to the Petition for Relief (the “Petition”) that was filed by Mr. Bengough in the English High Court of Justice, Chancery Division (the “Court”) on May 20, 2016 against the Respondents.

Pursuant to the Settlement Agreement, the parties agreed at closing, among other things, (i) to terms of settlement in relation to all facts, matters and allegations raised by the Petition against the Respondents, including disputed liability under a Promissory Note, dated as of April 28, 2014 (the “Note”), pursuant to which OCHL and OCL were jointly liable to the Company for the principal amount of $494,749 and accrued interest rate of 8%, (ii) for the Company to sell 48,878 ordinary shares and 2,750 deferred ordinary shares in OCHL owned by KoKo UK (collectively, the “KoKo Shares”) to Mr. Bengough on the terms provided in the Settlement Agreement, (iii) to resolve certain ancillary matters arising from the past business dealings between Mr. Bengough and the Respondents, and (iv) to consummate the transactions contemplated thereunder and under certain related transaction documents (as defined below) (collectively, the “Settlement Transactions”). As part of the Settlement Transactions, Messrs. Ellin and Bengough engaged BTG Financial Consulting LLP BTG (“BTG”) to carry out an independent expert valuation of the value of the ordinary shares in OCHL on the terms set forth in the engagement letter entered into by the parties (the “Valuation”). Upon the conclusion of the Valuation, among other things, (i) Mr. Bengough agreed to pay to the Company 50% of the value of the ordinary and deferred ordinary shares in OCHL minus £37,000, (ii) the Settlement Transactions would be consummated, (iii) the Company would discharge the Note, without any further payment by Mr. Bengough or any other entity to Mr. Ellin, KoKo UK or the Company, and (iv) each party agreed, on behalf of itself and on behalf of its Related Parties (as defined in the Settlement Agreement) not to sue, commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the other party or its Related Parties in any action, suit or other proceedings concerning the Released Claims (as defined in the Settlement Agreement), in UK or any other jurisdiction.

This Amendment No. 1 to the Original Current Report (this “Amendment No. 1”) is being filed by the Company to report the consummation of the sale of the KoKo Shares and the Settlement Transactions, as well as the Company’s intentions to investigate whether Mr. Bengough, his affiliates and employees of OCL used good faith efforts to provide accurate and correct information to BTG and whether the Valuation process was fairly and properly conducted and accordingly, whether to pursue claims against any of the parties that were involved in the Valuation process.

Item 1.01 Entry into a Material Definitive Agreement.

Sale of the KoKo Shares; Results of BTG’s Valuation Report

On November 24, 2016, BTG delivered its final report on the Valuation (the “Valuation Report”) to the parties and that its analysis yielded that the value of the ordinary shares of OCHL is £3,612,057, therefore entitling the Company to £1,769,029 (or 50% of the value) minus £37,000 (the “Final Sale Price”). On December 1, 2016, the Escrow Agent paid to the Company, via the funds deposited by Mr. Bengough, approximately $2.18 million as the Final Sale Price and the Settlement Transactions were automatically consummated (including the Company’s sale and release of the KoKo Shares to Mr. Bengough).

Loton’s Management Strong Disagreement with the final Valuation Amount and Integrity of the Valuation Process

Based on events that have transpired leading up to the issuance of the Valuation Report and the information that was provided by Mr. Bengough and his affiliates to BTG, and in light of the other information and documents available to the Company (including the documents that were previously submitted by Mr. Bengough with the Court), the Company strongly believes that Mr. Bengough and his affiliates failed to act in good faith in providing such information and documents to BTG and strongly disagrees that the Final Sale Price fairly represents an independent informed 3rd party valuation of the KoKo Shares (representing the Company’s ownership in the nightclub and live music venue “KOKO” in Camden, London, England (“KOKO”)).

In particular, the Company is investigating:

• what caused BTG to lower the multiple of 8.5x, used in BTG's prior “final” valuation report provided to the parties on November 7, 2016 prior to the issuance of the final Valuation Report, to a final multiple of 5.5x and therefore, lowering the Final Sale Price by approximately £1.97 million (or approximately $2.45 million);

• whether Mr. Bengough, his affiliates and/or other parties in any way pressured or otherwise improperly influenced BTG to lower the multiple between the time that the prior "final" valuation report was provided to the parties and the issuance of the final Valuation Report;

• why the final Valuation Report did not account for, and the Final Sale Price is substantially lower than, Mr. Ellin’s good faith offer made to Mr. Bengough in 2016 to buy his 50% interest in OCHL for a purchase price of $4,000,000 (thereby valuating KOKO for at least $8,000,000), subject to execution of a definitive acquisition agreement and related due diligence review; and

• why the final Valuation Report did not account for, and the Final Sale Price is substantially lower than, the $5.5 million good faith offer obtained by Mr. Bengough from an independent third party in November 2015 to purchase the KoKo Shares from the Company (thereby valuating KOKO for at least $11,000,000), as presented by Mr. Bengough to the Court in his sworn testimony in June 2016, as part of his injunction application.

Accordingly, the Company’s management is incredibly disappointed by the final Valuation amount and process and believes that the Valuation Report does not fairly present the value of KOKO (and the KoKo Shares). The Company is extremely disappointed by BTG’s efforts or lack thereof to verify the information presented to it and what it believes to be lack of good faith by certain parties.

In light of the above, the Company intends to pursue claims against (i) Mr. Bengough, his affiliates and officers and employees of OCL for (among other things) breaches of the Settlement Agreement arising from their involvement in the settlement process and lack of good faith efforts in providing information to BTG, (ii) BTG for (among other things) reckless disregard of material information, and therefore, whether the Valuation process should be invalidated entirely, and (iii) Hugh Doherty and Laurence Seymour, as former employees of Mint Group Holdings Limited and shareholders of OCL (from whom the Company purchased their interests in 2014 as part of the acquisition of the KoKo Shares), and any other parties that may have been otherwise involved in the Valuation process. The Company intends to further evaluate whether any of the parties to the Settlement Agreement or the Valuation process engaged in any other improper activity and/or were subject to a conflict of interests.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Information.

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Content Checked Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTON, CORP

/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Executive Chairman and President

Dated: December 14, 2016